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                             August 25, 1998

International Comfort Products Corporation
International Comfort Products Holdings, Inc.
501 Corporate Centre Drive
Suite 200
Franklin, Tennessee 37067

         Re: Registration Statement on Form S-4 (File No. 333-58837)

Ladies and Gentlemen:

         We have acted as United States counsel to International Comfort Products Corporation, a Canadian corporation (the "Parent Guarantor"), and International Comfort Products Holdings, Inc., a Delaware corporation (the "Issuer"), in connection with the Registration Statement on Form S-4 (File No. 333-58837) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer by the Issuer to exchange its 8 5/8% Series B Senior Notes due 2008 (the "New Notes") for its outstanding 8 5/8% Series A Senior Notes due 2008 (the "Old Notes"), of which $150,000,000 aggregate principal amount is outstanding (the "Exchange Offer").

         In connection with this opinion letter, we have examined: the Registration Statement, including the Prospectus which forms a part of the Registration Statement, the Indenture dated as of May 13, 1998 (the "Indenture"), among the Issuer, the Parent Guarantor and United States Trust Company of New York, as trustee (the "Trustee"), the forms of Old Note and New Note, each attached as an exhibit to the Indenture, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion letter. In addition, we have assumed: (i) that all signatures are genuine,
(ii) that all documents submitted to us as originals are genuine, (iii) that all copies submitted to us conform to the originals, (iv) that the Indenture has been duly authorized, executed and delivered by each of the Parent Guarantor and the Trustee and is a legal, valid, binding and enforceable agreement of each of the Parent Guarantor and the Trustee and (v) that the Old Notes and the guarantee endorsed thereon and created under the Indenture (the "Old Guarantee") were duly and validly executed and delivered by the Parent Guarantor and the Issuer and that the Old Notes were duly and validly authenticated by the Trustee pursuant to the terms of the Indenture.

International Comfort Products Corporation
International Comfort Products Holdings, Inc.
August 25, 1998
Page 2

         Attorneys in our firm are members of the bar of the State of Tennessee, and the opinion set forth below is restricted to matters controlled by United States federal laws, the laws of the State of Tennessee and the General Corporation Law of the State of Delaware.

         Based on the foregoing, it is our opinion that, when (i) the applicable provisions of the Act and such "Blue Sky" or other state securities laws as may be applicable shall have been complied with and (ii) New Notes with the guarantee of the Parent Guarantor endorsed thereon (the "New Guarantee"), in the form included as an Exhibit to the Indenture, have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered by the Issuer and the Parent Guarantor in exchange for an equal principal amount of Old Notes and related Old Guarantee pursuant to the terms of the Exchange Offer, such New Notes will constitute legal, valid, binding and enforceable obligations of the Issuer, subject to (a) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors' rights and to general principles of equity, including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing, and considerations of impracticability or impossibility of performance and defenses based upon unconscionability (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and (b) the qualification that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          TUKE YOPP & SWEENEY, PLC


                                          /s/ Tuke Yopp & Sweeney, PLC